EXHIBIT 32.1

Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Executive Officer and Chairman of the Board of SolarEdge Technologies, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Guy Sella
Guy Sella
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)